CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



BOARD OF DIRECTORS
FIRST INVESTORS LIFE INSURANCE COMPANY
95 WALL STREET
NEW YORK, NY 10005


We hereby consent to the use in the Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (file No. 333-26341) of our report dated February 21, 2001 relating to the December 31, 2000 financial statements of First Investors Life Variable Annuity Fund D and our report dated February 21, 2001 relating to the December 31, 2000 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.





                                              TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 23, 2001